Exhibit 4.1

EXECUTION VERSION

_______________________________________

THE ROYAL BANK OF SCOTLAND PLC

as Issuer,

THE ROYAL BANK OF SCOTLAND GROUP PLC

as Guarantor,

and

WILMINGTON TRUST COMPANY

as Trustee for RBS NotesSM and Retail Corporate Notes

_______________________________________

THIRD SUPPLEMENTAL INDENTURE

dated as of September 27, 2011

to

THE AMENDED AND RESTATED INDENTURE

dated as of August 13, 2010

as supplemented by First Supplemental Indenture dated as of August 25, 2010 with respect to the RBS NotesSM, and
Second Supplemental Indenture dated as of September 20, 2010 with respect to the Retail Corporate Notes
_______________________________________

THIRD SUPPLEMENTAL INDENTURE (“Third Supplemental Indenture”), dated as of September 27, 2011, among THE ROYAL BANK OF SCOTLAND PLC, a corporation incorporated in Scotland with registered number SC090312, as issuer (the “Company”), THE ROYAL BANK OF SCOTLAND GROUP PLC, a corporation incorporated in Scotland with registered number SC045951, as guarantor (the “Guarantor”) and WILMINGTON TRUST COMPANY, as trustee for RBS NotesSM and Retail Corporate Notes issuable under the Indenture referred to herein (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Guarantor and The Bank of New York Mellon (the “Original Trustee”) previously executed and delivered an Amended and Restated Indenture dated August 13, 2010, and the Company, the Guarantor, the Original Trustee, the Trustee and Citibank, N.A., as securities administrator, previously executed and delivered a First Supplemental Indenture dated as of August 25, 2010 relating to the RBS NotesSM and a Second Supplemental Indenture dated as of September 20, 2010 relating to the Retail Corporate Notes (collectively, the “Senior Indenture” and together with this Third Supplemental Indenture, the “Indenture”) to provide for the issuance of the Company’s Senior Debt Securities;

WHEREAS, pursuant to the Senior Indenture, the Company has issued and the Trustee has authenticated and delivered one or more series of the Company’s Senior Debt Securities, namely the RBS NotesSM and Retail Corporate Notes;

WHEREAS, the RBS NotesSM and Retail Corporate Notes are each a series of Senior Debt Securities issued from time to time in tranches identified by individual CUSIPs or ISINs;

WHEREAS, currently, the Senior Indenture requires that certain documents be executed and delivered on behalf of the Company or the Guarantor, as the case may be, by an Executive Officer thereof, and Section 1.01 of the Senior Indenture defines the one or more persons considered an “Executive Officer” thereunder;

WHEREAS, the Company and the Guarantor hereto desire to expand the persons included in the definition of “Executive Officer” thereunder;

WHEREAS, currently, Section 11.02 of the Senior Indenture requires that the Company’s election to redeem any Senior Debt Securities be evidenced by a Board Resolution and that the Company notify the Trustee at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice is satisfactory to the Trustee) of, among other things, such Redemption Date;

WHEREAS, currently, Section 11.03 of the Senior Indenture requires that, if less than all the Senior Debt Securities of any series are to be redeemed, the particular Senior Debt Securities to be redeemed shall be selected not more than 60 days nor less than 30 days prior to such Redemption Date by the Trustee;

WHEREAS, currently, Section 11.04 of the Senior Indenture requires that the notice of redemption by the Company, or at the Company’s request, the Trustee to each Holder of Senior Debt Securities be given not less than 30 nor more than 60 days prior to such Redemption Date;

WHEREAS, the Company and the Guarantor hereto desire to reduce the notice periods required under the terms of the Senior Indenture to reflect current market practice with respect to callable notes linked to certain market measures;

WHEREAS, the Company expects to issue RBS NotesSM and Retail Corporate Notes where the terms of certain of those Senior Debt Securities provide for periods of notice of redemption shorter than the periods currently provided for in the Senior Indenture;

WHEREAS, the changes to the definitions and periods described herein shall apply only to RBS NotesSM and Retail Corporate Notes issued on or after the date of this Third Supplemental Indenture;

WHEREAS, Section 9.01(d) of the Senior Indenture permits the Company, the Guarantor and the Trustee to enter into a supplemental indenture without the consent of any Holders to add to, change or eliminate any of the provisions of the Senior Indenture, provided that any such change or elimination is effective only when there is no Senior Debt Security Outstanding of any series created prior to the effective time of such change or elimination which is entitled to the benefit of such provisions, and adversely affected by such addition, change or elimination;

WHEREAS, the Board of Directors of each of the Company and the Guarantor have authorized the entry into this Third Supplemental Indenture, as required by Section 9.01 of the Senior Indenture; and

WHEREAS, the Company and the Guarantor have requested that the Trustee execute and deliver this Third Supplemental Indenture and whereas all actions required by it to be taken in order to make this Third Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, the Company, the Guarantor and the Trustee mutually covenant and agree as follows:

ARTICLE 1
DEFINITIONS FOR THIRD SUPPLEMENTAL INDENTURE

Section 1.01.  Definition of Terms.  For all purposes of this Third Supplemental Indenture:

(a)           a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(b)           capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Senior Indenture;

(c)           the singular includes the plural and vice versa; and

(d)           headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2
DEFINITIONS OF “BOARD RESOLUTION” AND “EXECUTIVE OFFICER”

Section 2.01.  Definition of “Board Resolution.”  For the purposes of any issuance of the RBS NotesSM and Retail Corporate Notes, including any tranche thereof, on or after the date of this Third Supplemental Indenture, the definition of “Board Resolution” in Section 1.01 of the Senior Indenture shall be amended and restated in its entirety as follows:

“ ‘Board Resolution’ means a copy of a resolution certified by the Secretary or a Deputy or Assistant Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors or duly authorized committee or subcommittee thereof and to be in full force and effect on the date of such certification and delivered to the Trustee and the Securities Administrator.”

Section 2.02.  Definition of “Executive Officer.”  For the purposes of any issuance of the RBS NotesSM and Retail Corporate Notes, including any tranche thereof, on or after the date of this Third Supplemental Indenture, the definition of “Executive Officer” in Section 1.01 of the Senior Indenture shall be amended and restated in its entirety as follows:

“ ‘Executive Officer’ means, for each of the Company and the Guarantor, any Director, or the Group General Counsel, or the Group Secretary, or the Deputy Group Treasurer, or the Deputy Group Secretary, or any Assistant Secretary of the Group, or duly authorized Commissioner and Attorney of the Group in terms of the Commission and Power of Attorney from time to time in effect and registered in the Books of Council and Session, in Edinburgh, and, in each case, any other person authorized by or pursuant to a Board Resolution or a resolution of the Group Asset and Liability Management Committee or a subcommittee thereof, to carry out the functions such officer performs.”

ARTICLE 3
REDEMPTION OF RBS NOTESSM AND RETAIL CORPORATE NOTES

Section 3.01.  Each of RBS NotesSM and Retail Corporate Notes Form a Single Series.  (a) Any RBS NotesSM issued as part of the series of Senior Debt Securities designated as RBS NotesSM constitute a single series of Senior Debt Securities under the Indenture, in as many tranches (or any portions thereof) as may be constituted thereunder and (b) any Retail Corporate Notes issued as part of the series of Senior Debt Securities designated as Retail Corporate Notes constitute a single series of Senior Debt Securities under the Indenture, in as many tranches (or any portions thereof) as may be constituted thereunder.

Section 3.02.  Election to Redeem; Notice to Trustee.  For the purposes of any issuance of the RBS NotesSM and Retail Corporate Notes, including any tranche thereof, on or after the date of this Third Supplemental Indenture, Section 11.02 of the Senior Indenture shall be amended and restated in its entirety as follows:

“The election of the Company to redeem any series of Senior Debt Securities shall be evidenced by or pursuant to a Board Resolution.  Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, the Company shall not less than 5 business days nor more than 60 calendar days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee and the Securities Administrator of such Redemption Date, of the principal amount of Senior Debt Securities of such series to be redeemed and, if applicable, the tenor of the Senior Debt Securities to be redeemed.  For the avoidance of doubt, references to “series” in this Article shall be deemed to refer to a tranche of the series of Senior Debt Securities known as “RBS NotesSM” and “Retail Corporate Notes,” as the case may be, unless the context requires otherwise.  In the case of any redemption of Senior Debt Securities of any series prior to the expiration of any provision restricting such redemption provided in the terms of such Senior Debt Securities or elsewhere in this Senior Debt Securities Indenture, the Company shall furnish the Trustee and the Securities Administrator with respect to such Senior Debt Securities with an Officer's Certificate evidencing compliance with or waiver of such provision.”

Section 3.03.  Selection by Trustee of Senior Debt Securities to be Redeemed.  For the purposes of any issuance of the RBS NotesSM and Retail Corporate Notes, including any tranche thereof, on or after the date of this Third Supplemental Indenture, Section 11.03 of the Senior Indenture shall be amended and restated in its entirety as follows:

“Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, if less than all the Senior Debt Securities of any series are to be redeemed, the particular Senior Debt Securities to be redeemed shall be selected not less than 5 business days nor more than 60 calendar days prior to the Redemption Date by the Trustee or the Securities Administrator, from the Outstanding Senior Debt Securities of such series not previously called for redemption, by such method as the Trustee or the Securities Administrator shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Senior Debt Securities of that series or any multiple thereof) of the principal amount of Senior Debt Securities of such series of a denomination larger than the minimum authorized denomination for Senior Debt Securities of that series.

The Trustee or the Securities Administrator shall promptly notify the Company in writing of the Senior Debt Securities selected for redemption and, in the case of any Senior Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Senior Debt Securities Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Debt Securities shall relate in the case of any Senior Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Debt Security which has been or is to be redeemed.”

Section 3.04.  Notice of Redemption.  For the purposes of any issuance of the RBS NotesSM and Retail Corporate Notes, including any tranche thereof, on or after the date of this Third Supplemental Indenture, Section 11.04 of the Senior Indenture shall be amended and restated in its entirety as follows:

“Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, notice of redemption shall be given not less than 5 business days nor more than 60 calendar days prior to the Redemption Date to each Holder of Senior Debt Securities to be redeemed in the manner and to the extent provided in Section 1.06.

All notices of redemption shall state:

(a)           the Redemption Date,

(b)           the Redemption Price,

(c)           if less than all the Outstanding Senior Debt Securities of any series are to be redeemed, the principal amount of the Senior Debt Securities to be redeemed,

(d)           that on the Redemption Date the Redemption Price will become due and payable upon each such Senior Debt Security to be redeemed and, if applicable, that interest thereon will cease to accrue on or after the said date,

(e)           the place or places where such Senior Debt Securities are to be surrendered for payment of the Redemption Price, and

(f)            the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such Senior Debt Securities.

Notice of redemption of Senior Debt Securities to be redeemed at the selection of the Company shall be given by the Company or, at the Company’s Request, by the Trustee or the Securities Administrator in the name and at the expense of the Company.”

ARTICLE 4
MISCELLANEOUS

Section 4.01.          Effect of Supplemental Indenture.  Upon the execution and delivery of this Third Supplemental Indenture by each of the Company, the Guarantor and the Trustee, and the delivery of the documents referred to in Section 4.02 herein, the Senior Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Senior Indenture for all purposes.

Section 4.02.          Documents to be Given to the Trustee.  As specified in Section 9.03 of the Senior Indenture and subject to the provisions of Section 6.03 of the Senior Indenture, the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that this Third Supplemental Indenture complies with the applicable provisions of the Senior Indenture.

Section 4.03.          Confirmation of Indenture.  The Senior Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Senior Indenture, this Third Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.  This Third Supplemental Indenture constitutes an integral part of the Indenture.  In the event of a conflict between the terms and conditions of the Senior Indenture and the terms and conditions of this Third Supplemental Indenture, the terms and conditions of this Third Supplemental Indenture shall prevail.

Section 4.04.          Concerning the Trustee.  The Trustee will not assume any duties, responsibilities or liabilities by reason of this Third Supplemental Indenture other than as set forth in the Senior Indenture.  The Trustee will not make any representations as to the validity or sufficiency of this Third Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and the Guarantor and not of the Trustee.  In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Senior Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 4.05.          Governing Law.  This Third Supplemental Indenture shall be deemed to be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution of the Indenture, the Senior Debt Securities and the Guarantees shall be governed by (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of the Company, the Guarantor or the Trustee, as the case may be.

Section 4.06.          Separability.  In case any provision contained in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.07.          Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, whether delivered in electronic or physical format, but such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

THE ROYAL BANK OF SCOTLAND PLC, as Issuer
By:	/s/ Robert Hammer
	Name:	Robert Hammer
	Title:	Authorized Signatory

THE ROYAL BANK OF SCOTLAND GROUP PLC, as Guarantor
By:	/s/ Robert Hammer
	Name:	Robert Hammer
	Title:	Authorized Signatory

[Signature Page to Third Supplemental Indenture]

WILMINGTON TRUST COMPANY, as Trustee for the RBS NotesSM and Retail Corporate Notes
By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President

ACKNOWLEDGED AND AGREED:

CITIBANK, N.A., as Securities Administrator for the RBS NotesSM and Retail Corporate Notes

By:	/s/ Wafaa Orfy
	Name:	Wafaa Orfy
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]